Exhibit 99.2
Lender Processing Services Third Quarter 2009 Supplemental Materials Lender Processing Services

Forward-Looking Statements 1 Lender Processing Services

Use of Non-GAAP Measures 2 Lender Processing Services

Lender Processing Services Third Quarter 2009 Highlights Consolidated revenue growth of 32.7% year-over-year Operating income (EBIT) growth of 32.6% year-over-year Operating margins (after adjusting for FNRES) up 40 bps year-over-year Adjusted EPS of 83 cents per share Free cash flow of $71 million in 3Q09 Increasing guidance for adjusted EPS for FY2009 to $3.07 - $3.09 per diluted share 3

LPS Market Revenue Opportunity Lender Processing Services Source: company and industry estimates Source: company and industry estimates ($ billions) 2008 2009 2010 2008 2009 2010 4 Total origination market LPS addressable market: 2008: primarily centralized refi; 2009: centralized refi + select services in overall market; 2010: total origination market $1.7(2) $4.5(2) $9.5(1) $8.7(1) $8.0(1)/(2)

Segment Revenue 5 Lender Processing Services

Segment EBIT 6 Lender Processing Services

Growth Analysis 7 Lender Processing Services

Free Cash Flow Reconciliation 8 Lender Processing Services

2009 Guidance 9 Lender Processing Services

2010 Guidance 10 Lender Processing Services